Exhibit 99.2

Financial Statements and

Independent Accountants’ Review Report

As of and for the Nine-Month Periods Ended

September 30, 2016 and 2015

Red Wolf Company, LLC

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Members of Red Wolf Company, LLC

We have reviewed the accompanying financial statements of Red Wolf Company, LLC, which comprise the balance sheets as of September 30, 2016 and 2015, and the related statements of income and members’ equity and cash flows for the nine-month periods then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountants’ Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

/s/ Moore Beauston Woodham

Hartsville, South Carolina

January 19, 2017

Red Wolf Company , LLC

Balance Sheets

As of September 30, 2016 and 2015

	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$ 7,249	$ 360
Accounts receivable, net	2,219,884	1,533,759
Inventory	6,816,660	4,211,604
Tax refund receivable	1,057	1,422
Related party receivables	3,159	6,062
Prepaid expenses	-	360
Total current assets	9,048,009	5,753,567
Property, plant and equipment, net	528,089	449,236
Total assets	$ 9,576,098	$ 6,202,803
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 2,348,856	$ 3,668,158
Accrued expenses	270,468	128,079
Member distributions payable	-	-
Line of credit	1,131,217	940,983
Current portion of long-term debt	47,230	62,138
Deferred revenue	325,920	1,210
Total current liabilities	4,123,691	4,800,568
Non-current liabilities:
Long-term debt, less current portion	148,551	24,418
Total liabilities	4,272,242	4,824,986
Members' equity	5,303,856	1,377,817
Total liabilities and members' equity	$ 9,576,098	$ 6,202,803

See accompanying notes and independent accountants’ report.

Red Wolf Company , LLC

Statements of Income and Members’ Equity

For the Nine-Month Periods Ended September 30, 2016 and 2015

	2016	2015
Revenue, net	$ 24,934,035	$ 15,433,383
Cost of goods sold	16,178,756	11,338,862
Gross profit	8,755,279	4,094,521
Selling, general and administrative expenses
Salaries and related benefits	1,529,605	1,155,840
Insurance	488,284	357,702
Rent	216,459	212,086
Technology consulting and fees	207,415	142,016
Depreciation expense	126,632	99,732
Equipment expense	63,938	21,150
Utilities	59,124	84,565
Office expense	57,680	26,547
Advertising	50,170	2,320
Travel and entertainment	46,632	45,610
Telephone	41,502	15,814
Property, sales and use taxes	38,241	15,374
Other expenses	37,457	3,968
Repair and maintenance	21,512	22,724
License and fees	12,281	11,779
Charitable contributions	7,218	2,840
Professional fees	7,015	40,568
Dues and subscriptions	5,030	2,493
Total selling, general, and administrative expenses	3,016,195	2,263,128
Operating income (loss)	5,739,084	1,831,393
Other income (expense)
Gain (loss) on sale of assets	35,880	-
Interest expense	(40,868)	(24,591)
Total other income (expense)	(4,988)	(24,591)
Net income	5,734,096	1,806,802
Members' equity at beginning of period	2,391,664	2,006,825
Members' distributions	(2,821,904)	(2,435,810)
Members' equity at end of period	$ 5,303,856	$ 1,377,817

See accompanying notes and independent accountants’ report.

Red Wolf Company , LLC

Statements of Cash Flows

For the Nine-Month Periods Ended September 30, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net income	$ 5,734,096	$ 1,806,802
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	126,632	99,732
Gain on disposition of fixed assets	35,880	-
Changes in operating assets - (increase) decrease
Accounts receivable	(34,339)	73,747
Taxes receivable	(1,057)	(1,422)
Inventory	(1,723,728)	(1,396,988)
Due from shareholders	52,687	-
Related party receivables	(2,231)	(173)
Prepaid assets	360	39
Changes in operating liabilities - increase (decrease)
Accounts payable	(560,592)	1,375,451
Accrued expenses	1,484	(15,358)
Shareholder distributions payable	(52,687)	-
Deferred revenue	(352,088)	-
Net cash provided by operating activities	3,224,417	1,941,830
Cash flows from investing activities:
Purchases of property, plant, & equipment	(44,137)	(41,126)
Net cash provided (used) by investing activities	(44,137)	(41,126)
Cash flows from financing activities:
Borrowings (payments) on line of credit	(286,514)	940,983
Member distributions	(2,821,904)	(2,435,810)
Payments on notes payable	(64,679)	(405,923)
Net cash provided (used) by financing activties	(3,173,097)	(1,900,750)
Net increase in cash	7,183	(46)
Cash at beginning of period	66	406
Cash at end of period	$ 7,249	$ 360
Supplemental disclosure of cash flow information:
Total interest paid	$ 40,868	$ 24,591

See accompanying notes and independent accountants’ report

Red Wolf Company, LLC

Notes to the Financial Statements

For the Nine-Month Periods Ended September 30, 2016 and 2015

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

Description of Business

Red Wolf Company, LLC (the “Company”), was organized as a limited liability company in the State of North Carolina on April 13, 2007. The Company provides business to business contract manufacturing services that include build-to-spec, kitting and inventory management for customers throughout the United States and in foreign countries. The Company's products are sold through its warehouse in Sanford, North Carolina.

Accounting Method

The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Sales are recognized when revenue is realized or becomes realizable and has been earned. In general, revenue is recognized when the earnings process is complete, which is upon shipment of products. Expenses related to the revenues are recorded upon completion of the event to which they are applicable regardless of the timing of related cash flows.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of balance sheet classification and statement of cash flows presentation, investments with a maturity of three months or less are considered cash equivalents.

Revenue Recognition

Sales are recognized when revenue is realized or becomes realizable and has been earned. In general, revenue is recognized when the earnings process is complete, which is upon shipment of products.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for trade accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company has chosen to record no allowance for doubtful accounts at September 30, 2016 and 2015.

The Company extends credit to many of its customers in the ordinary course of business. Generally, these sales are unsecured. The Company performs periodic credit evaluations of its customers and generally does not require collateral. The Company does not believe significant credit risks exist at September 30, 2016, with respect to its accounts receivable.

Customer accounts typically are collected within a short period of time, and, based on its assessment of current conditions, management believes realization losses on amounts outstanding at September 30, 2016 will be immaterial.

Red Wolf Company, LLC

Notes to the Financial Statements

For the Nine-Month Periods Ended September 30, 2016 and 2015

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (continued)

Inventory for Resale

Inventory consists of parts and materials stated at the lower of cost or market value. Cost is determined by the first in, first out method.

Property and Equipment

Property and equipment is shown at cost net of accumulated depreciation. Property and equipment acquired with cost in excess of $5,000 is carried at cost and depreciated using straight-line over their estimated useful lives. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.

The cost of assets retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in the statement of income.

Income Taxes

The members of the Company have elected to be taxed as a Subchapter 'S' Corporation under existing federal and state regulation, whereby its income is taxed to its members. Therefore, no provision for income taxes has been included in the accompanying financial statements. The Company's federal income tax returns for 2013, 2014 and 2015 are open to examination by the IRS and the State of North Carolina.

Presentation of Sales Taxes

The State of North Carolina and Lee County impose a sales tax of 4.75% and 2.00%, respectively, on all of the Company's sales to nonexempt customers. The Company collects sales taxes from customers and remits the entire amount to the State and County. The Company's accounting policy is to exclude the tax collected and remitted to the State from revenues and cost of sales.

Shipping and Handling Costs

The company classifies freight billed to customers as sales revenue and the related freight costs as cost of sales.

Advertising

The Company expenses advertising production costs as they are incurred and advertising communication costs the first time the advertising takes place. The total advertising cost for the nine-month periods ended September 30, 2016 and 2015 was $50,170 and $2,320, respectively.

Note 2 – Concentrations

Balances due from the Company's five largest accounts comprise 83% and 92% of the carrying amount, as of September 30, 2016 and 2015, respectively. Management maintains that realization losses on amounts outstanding as of September 30, 2016 will be immaterial, as they were in prior years. Accordingly, customer accounts are reported at the amount of principal outstanding.

Red Wolf Company, LLC

Notes to the Financial Statements

For the Nine-Month Periods Ended September 30, 2016 and 2015

Note 2 – Concentrations (continued)

The Company maintains a cash balance at a commercial bank. Accounts at this bank are insured by Federal Deposit Insurance Corporation (FDIC). The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. As of September 30, 2016 and 2015, the Company had uninsured cash balances with financial institutions totaling approximately $148,900 and $-0-, respectively.

Note 3 – Property, Plant and Equipment

Property and equipment consisted of the following at September 30, 2016 and 2015:

	Estimated useful
	lives	2016	2015
Machinery & equipment	3-20	$ 525,097	$ 511,171
Computer equipment	3-5	61,043	1,495
Furniture & fixtures	5-15	39,430	39,430
Vehicles	5	328,975	164,120
Leasehold improvements	15	245,293	246,393
		1,199,838	962,609
Less: accumulated depreciation		(671,749)	(513,373)
Property and equipment, net		$ 528,089	$ 449,236

The book depreciation for the nine-month periods ended September 30, 2016 and 2015 was $126,632 and $99,732, respectively.

Note 4 – Line of Credit

The Company has a $2,500,000 line of credit agreement with a financial institution. The revolving line of credit had an outstanding balance of $1,131,217 and $940,983 as of September 30, 2016 and 2015, respectively. The line bears interest at a variable rate equal to the bank's Prime rate plus 1.0%. The line is collateralized by all assets of the Company. Any outstanding principal is due in full on the maturity date. The line was scheduled to mature on July 15, 2016 or such date to which the Line may be extended or renewed in the sole discretion of the financial institution by written notice to the Company.

The bank renewed the line of credit In October 2016 and increased the line to $4,500,000. The renewed line bears interest at a variable rate equal to the bank’s Prime rate plus .75%. The renewed line is collateralized by all assets of the Company and is scheduled to mature in November 2017.

Red Wolf Company, LLC

Notes to the Financial Statements

For the Nine-Month Periods Ended September 30, 2016 and 2015

Note 5 – Long Term Debt

Long term debt consisted of the following at September 30, 2016 and 2015:

	2016	2015
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $2,665, bearing interest at a rate of 4.75%, and maturing in June, 2016. The note is secured by the vehicle it served to finance.	$ -	$ 38,203
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $2,134, bearing interest at a rate of 5.25%, and maturing in June, 2016. The note is secured by the vehicle it served to finance.	-	13,820
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $473, bearing interest at a rate of 6.24%, and maturing in October, 2019. The note is secured by the vehicle it served to finance.	16,429	20,439
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $1,166, bearing interest at a rate of 6.24%, and maturing in January, 2021. The note is secured by the vehicle it served to finance.	56,182	-
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $1,191, bearing interest at a rate of 5.39%, and maturing in January, 2021. The note is secured by the vehicle it served to finance.	55,012	-
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $1,276, bearing interest at a rate of 5.39%, and maturing in January, 2021. The note is secured by the vehicle it served to finance.	60,169	-
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $550, bearing interest at a rate of 4.25%, and maturing in December, 2017. The note is secured by the equipment.	7,989	14,094
Total long-term debt	$ 195,781	$ 86,556
Less: current portion	(47,230)	(62,138)
Long-term debt, less current portion	$ 148,551	$ 24,418

Maturities of long-term debt for the years succeeding September 30, 2016, are as follows:

2017	$ 47,230
2018	44,690
2019	44,583
2020	43,797
2021	15,481
$ 195,781

Red Wolf Company, LLC

Notes to the Financial Statements

For the Nine-Month Periods Ended September 30, 2016 and 2015

Note 6 - Operating Lease Obligations

The company rents office space under non-cancellable lease agreements with an initial term of 24 months and a second term of 36 months, and the option to renew annually at the end of the second 36 month term. Rent paid under this lease was $216,459 and $212,086 for the nine month periods ended September 30, 2016 and 2015, respectively.

The following is a schedule of future minimum payments required under the above operating lease as of September 30, 2016:

2017	$ 288,612
2018	120,255
$ 408,867

Note 7 - Retirement Plan

The Company sponsors a 401(k) profit sharing plan which covers substantially all employees. Participating employees may elect to contribute, on a tax-deferred basis, a portion of their compensation, in accordance with Section 401(k) of the Internal Revenue Code. The Company matches a 100% of employee salary deferrals up to 3% plus 50% of salary deferrals between 3% and 5%. The Company match was $67,301 and $59,594 for the nine-month periods ended September 30, 2016 and 2015, respectively.

Additional Company contributions may be made to the plan at the discretion of the Board of Directors, with the maximum limitation being the amount the Company can deduct for federal income tax purposes. The Company made no discretionary profit sharing contributions for the nine-month periods ended September 30, 2016 or 2015.

Note 8 - Subsequent Events

Management has evaluated subsequent events through January 19, 2017, the date the financial statements were available to be issued. Based upon the evaluation, no adjustments were required in the financial statements.

In October 2016, the Company’s line of credit agreement with a financial institution line was renewed and increased to $4,500,000. The line matures on November 1, 2017. Also see Note 4.

In October 2016, the Company received a letter of intent for the sale of the Company. The Company is currently in the due diligence process and working through the final elements of a purchasing agreement. The target close date is January 31, 2017.